FIDELITY ACCESS NETWORKS, INC.
AND FIDELITY TELECOM, LLC

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2014 and 2013

FIDELITY ACCESS NETWORKS, INC. AND FIDELITY TELECOM, LLC

Contents

EISNERAMPER
ACCOUNTANTS & ADVISORS

EisnerAmper LLP
750 Third Avenue
New York, NY 10017-2703
T 212.949.8700
F 212.891.4100

www.eisneramper.com

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Fidelity Access Networks, Inc. and Fidelity Telecom, LLC

We have audited the accompanying combined financial statements of Fidelity Access Networks, Inc. and Fidelity Telecom, LLC (collectively known as the "Company"), which comprise the combined balance sheets as of December 31, 2014 and 2013, and the related combined statements of operations and shareholders'/members' deficit, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Fidelity Access Networks, Inc. and Fidelity Telecom, LLC as of December 31, 2014 and 2013, and the combined results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

EISNERAMPER
ACCOUNTANTS & ADVISORS

Emphasis of Matter

As further described in Note A[1], the entities comprising the Company have signed a letter of intent whereby Fusion Telecommunications International, Inc. would acquire all of the outstanding capital stock or membership units of the Company. The transaction is expected to close on November 30, 2015.

EisnerAmper LLP

New York, New York
November 20, 2015

FIDELITY ACCESS NETWORKS, INC. AND FIDELITY TELECOM, LLC

Combined Balance Sheets

	December 31, 2014	December 31, 2013
ASSETS		
Current assets:		
Cash and cash equivalents	$ 137,761	$ 429,777
Accounts receivable	703,830	663,396
Unbilled revenues	85,780	59,109
Loans receivable - related party	7,500	7,500
Prepaid expenses and other current assets	610,678	288,770
Total current assets	1,545,549	1,448,552
Property and equipment, net	1,440,453	1,478,658
Deposits	11,375	11,375
	$ 2,997,377	$ 2,938,585
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Accounts payable and accrued expenses	$ 817,999	$ 942,856
Deferred revenue	969,407	919,201
Line of credit	998,846	598,425
Current portion of long-term debt	211,253	113,777
Current portion of capital lease obligation	361,548	485,875
Total current liabilities	3,359,053	3,060,134
Long-term debt, less current portion	405,149	299,265
Capital lease obligation, less current portion	511,620	730,533
Total liabilities	4,275,822	4,089,932
Commitments (Note I)		
Stockholders'/members' deficit:		
Common stock, no par value, 850 shares authorized, 850 shares issued and outstanding	-	-
Accumulated deficit	(1,368,970)	(1,186,029)
Members' equity	90,525	34,682
Total stockholders'/members' deficit	(1,278,445)	(1,151,347)
	$ 2,997,377	$ 2,938,585

FIDELITY ACCESS NETWORKS, INC. AND FIDELITY TELECOM, LLC

Combined Statements of Operations and Shareholders'/Members' Deficit

	Year Ended December 31,	
	2014	2013
Revenues	$ 17,049,251	$ 16,093,992
Cost of revenues	8,921,435	8,495,689
Gross profit	8,127,816	7,598,303
Operating expenses:		
General and administrative expenses	5,001,375	4,760,280
Selling expenses	1,551,682	1,477,760
Depreciation	477,095	501,338
Total operating expenses	7,030,152	6,739,378
Income from operations	1,097,664	858,925
Other expense:		
Interest expense, net	124,269	113,335
	124,269	113,335
Net income	973,395	745,590
Shareholders'/members' deficit, beginning of year	(1,151,347)	(1,127,883)
Distributions	(1,100,493)	(769,054)
Shareholders'/members' deficit, end of year	$ (1,278,445)	$ (1,151,347)

See notes to combined financial statements

FIDELITY ACCESS NETWORKS, INC. AND FIDELITY TELECOM, LLC

Combined Statements of Cash Flows

	Year Ended December 31, 2014	Year Ended December 31, 2013
Cash flows provided by operating activities:		
Net income	**$ 973,395**	$ 745,590
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation	**477,095**	501,338
Bad debt expense	**32,301**	103,794
Changes in operating assets and liabilities:		
Accounts receivable	**(72,735)**	85,862
Unbilled revenue	**(26,671)**	(8,949)
Prepaid expenses and other current assets	**(321,908)**	(254,314)
Deposits	**-**	19,562
Deferred revenue	**50,206**	14,720
Accounts payable and accrued expenses	**(124,857)**	321,037
Net cash provided by operating activities	**986,826**	1,528,640
Cash flows from financing activities:		
Decrease (increase) in line of credit	**400,421**	(201,686)
Issuance of long-term debt	**651,288**	410,750
Principal payments on long-term debt	**(447,928)**	(66,754)
Principal payments on capital leases	**(782,130)**	(605,735)
Distributions paid	**(1,100,493)**	(769,054)
Net cash used in financing activities	**(1,278,842)**	(1,232,479)
Net (decrease) increase in cash and cash equivalents	**(292,016)**	296,161
Cash and cash equivalents, beginning of year	**429,777**	133,616
Cash and cash equivalents, end of year	**$ 137,761**	$ 429,777

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Description of businesses and basis of combination:

Fidelity Access Networks, Inc. ("FAN") and Fidelity Telecom, LLC ("Telecom"), located in Solon, Ohio, are providers of voice and data IP telephony services, cloud storage, network security and colocation services to small and medium size businesses and enterprises. FAN is owned equally by Robert Marks and his brother, Mitch Marks. Telecom is owned by Robert Marks (33.3%), Mitch Marks (33.3%) and Ron Kohn (33.3%). FAN has a 92.5% owned subsidiary, Fidelity Access Networks, LLC ("FAN LLC") which in turn has a 66.6% owned subsidiary Fidelity Voice Services, LLC ("Fidelity Voice") (with the remaining 33.3% owned by Ron Kohn). Additionally, FAN has a 100% owned subsidiary Fidelity Connect, LLC. All of the aforementioned entities are collectively referred to herein as the "Company". On May 28, 2015, the Company signed a letter of intent whereby Fusion Telecommunications International, Inc. would acquire all of the outstanding capital stock or membership units of the Company including the 7.5% minority stake in Fidelity Access Networks, LLC. The transaction is expected to be completed by November 30, 2015. The accompanying financial statements have been prepared combining the financial results of the Company in accordance with the pending transaction.

[2] Basis of presentation:

The accompanying combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The combined financial statements include the accounts of the Company, its wholly owned subsidiaries and other entities, which as described above, have been operated as a unified business and are collectively subject to a contingent sale. All intra-entity accounts and transactions have been eliminated.

[3] Use of estimates:

The preparation of combined financial statements in conformity with or GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates made by management affect revenues, accounts receivable, the allowance for doubtful accounts, deferred revenue, uncertain tax positions, loss contingencies and accrued liabilities. Management periodically evaluates such estimates and they are adjusted prospectively based upon such periodic evaluation. Actual results could differ from those estimates.

[4] Cash and cash equivalents:

The Company considers highly liquid instruments with a remaining maturity of three months or less at the date of purchase to be cash equivalents.

[5] Revenue recognition:

The Company recognizes revenues when persuasive evidence of an arrangement exists, services have been rendered, the price to the buyer is fixed or determinable and collectability is reasonably assured. The Company's services revenue include all fees billed in connection with subscriptions to the Company's IP voice and data solutions and cloud services. The Company records provisions against revenue for billing adjustments, which are based upon estimates derived from factors that include, but are not limited to, historical results and an analysis of credits issued. The provisions for revenue adjustments are recorded as a reduction of revenue when the revenue is recognized.

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[5] Revenue recognition: (continued)

Revenue includes fixed revenue earned from monthly recurring services provided to customers, for which charges are contracted for over a specified period of time, and from variable usage fees charged to customers that purchase the Company's Business Services products and services. Revenue recognition commences after the provisioning, testing and acceptance of the service by the customer. The recurring customer charges continue until the expiration of the contract, or until cancellation of the service by the customer. To the extent that payments received from a customer are related to a future period, the payment is recorded as deferred revenue until the service is provided or the usage occurs.

Revenue is primarily derived from usage fees charged to other telecommunications carriers that terminate voice traffic over the Company's network, and from the monthly recurring and usage fees charged to customers that purchase the Company's business products and services. Variable revenue is earned based on the length of a call, as measured by the number of minutes of duration. It is recognized upon completion of the call and is adjusted to reflect the Company's allowance for billing adjustments. Revenue for each customer is calculated from information received through the Company's network switches. The Company's customized software tracks the information from the switches and analyzes the call detail records against stored detailed information about revenue rates. This software provides the Company with the ability to complete a timely and accurate analysis of revenue earned in a period. The Company believes that the nature of this process is such that recorded revenues are unlikely to be revised in future periods.

[6] Universal service fees charges:

In accordance with Federal Communications Commission rules, we are required to contribute to the Federal Universal Service Fees ("USF") for some of our solutions, which we recover from our applicable customers and remit to the Universal Service Administrative Company. We present the USF charges that we collect and remit on a net basis, with both collections from our customers and the amounts we remit, recorded net in Revenues.

[7] Cost of revenues:

Cost of revenues primarily consists of costs of network capacity purchased from third-party telecommunications providers, network operations, costs to maintain data centers, including colocation fees for servers in third-party data centers, depreciation of equipment, along with related utilities and maintenance costs. Cost of revenues also includes personnel costs associated with non-administrative customer care and support of the functionality of the Company's platform and data center operations, including share-based compensation expenses and allocated costs of facilities and information technology. Cost of revenues is expensed as incurred.

Cost of revenues is also comprised primarily of the cost associated with purchased phones, shipping costs, as well as personnel costs for contractors and allocated costs of facilities and information technology related to the procurement, management and shipment of phones. Cost of revenues is expensed in the period the product is delivered to the customer.

[8] Advertising and marketing costs:

Advertising and marketing costs are expensed as incurred and includes cost for promotional materials and trade show expenses for the marketing of the Company's business products and services. Advertising and marketing expenses were approximately $18,500 and $12,100 for the years ended December 31, 2014 and 2013, respectively.

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[9] Accounts receivable and allowance for doubtful accounts:

Accounts receivable are recorded net of an allowance for doubtful accounts. On a periodic basis, the Company evaluates accounts receivable and records an allowance for doubtful accounts based on the Company's history of past write-offs, collections experience and current credit conditions. Specific customer accounts are written off as uncollectible when collection efforts have been exhausted and payments are not expected to be received.

[10] Property and equipment:

Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation is recorded under the straight-line method over the estimated useful lives of the assets, commencing when the assets are placed in service. The estimated useful lives are five to seven years for furniture and fixtures, two to five years for software and three to five years for computer servers and Internet and telecommunications equipment. The cost of installation of equipment is capitalized, as applicable. Depreciation of assets recorded under capital leases is included in depreciation. Assets recorded under capital leases and leasehold improvements are depreciated over the shorter of their useful lives or the terms of the related leases. Maintenance and repairs are charged to expense as incurred.

The Company evaluates the recoverability of property and equipment for possible impairment whenever events or circumstances indicate that the carrying amount of such assets or asset groups may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows of the assets or asset groups are expected to generate. If such evaluation indicates that the carrying amount of the assets or asset groups is not recoverable, the carrying amount of such assets or asset groups is reduced to its estimated fair value. No impairment losses have been recognized in the years ended December 31, 2014 and 2013.

[11] Income taxes:

FAN, with the approval of its shareholders, has elected to be taxed as an S Corporation as defined in the Internal Revenue Code for Federal and state income tax purposes. Certain subsidiaries and affiliates are limited liability companies. In lieu of Federal and state income taxes, the shareholders and members of the respective entities are taxed on their proportionate share of the Company's taxable income. Therefore, there is no provision or liability for Federal and state income taxes included in the combined financial statements.

Telecom is a limited liability company for Federal and state purposes. As a limited liability company, Telecom's taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the combined financial statements.

The Company follows the accounting guidance for uncertainty in income taxes according to the Accounting Standards Codification (ASC), *Income Taxes*. Using this guidance, tax positions initially need to be recognized in the combined financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of December 31, 2014, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the combined financial statements. It is the Company's policy to include any penalties and interest related to income taxes in its income tax provision; however, the Company currently has no penalties or interest related to income taxes. The earliest year that the Company is subject to examination is the year ended December 31, 2011.

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[12] Fair value of financial instruments:

At December 31, 2014 and 2013, the carrying value of the Company's accounts receivable, accounts payable and accrued expenses approximates its fair value due to the short-term nature of these financial instruments.

[13] Fair value measurements:

The Company determines the fair value of its assets and liabilities using valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost), each of which is based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions.

The Company uses a three-tier valuation hierarchy based upon observable and non-observable inputs, as described below:

- Level 1 - Quoted market prices in active markets for identical assets or liabilities at the measurement date.
- Level 2 - Observable market based inputs or other observable inputs corroborated by market data at the measurement date, other than quoted prices included in Level 1, either directly or indirectly.
- Level 3 - Significant unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. These values are generally determined using valuation models for which the assumptions utilize management's estimates of market participant assumptions.

The Company determines the estimated fair value of assets, liabilities and equity instruments using available market information and commonly accepted valuation methodologies. However, considerable judgment is required in interpreting market and other data to develop the estimates of fair value. The use of different assumptions or estimation methodologies could have a material effect on the estimated fair values. The fair value estimates are based on information available as of the valuation dates.

NOTE B - NOTE RECEIVABLE - RELATED PARTY

At December 31, 2014 and 2013, the Company had a note receivable from an officer. The amount outstanding is $7,500 and payable upon demand. There was no interest charged on the outstanding balance during 2014 or 2013.

NOTE C - FIXED ASSETS

Fixed assets consisted of the following:

	December 31, 2014	December 31, 2013
Computers	**$ 1,596,720**	$ 1596,720
Equipment, including $1,333,628 and $1,702,888 relating to assets under capital leases	**2,612,368**	2,173,478
Furniture	**8,217**	8,217
	4,217,305	3,778,415
Less accumulated depreciation and amortization, including $342,830 and $707,892 relating to assets under capital leases	**2,776,852**	2,299,757
	$ 1,440,453	$ 1,478,658

Depreciation expense relating to property and equipment for the years ended December 31, 2014 and 2013 was $477,095 and $501,338, respectively.

NOTE D - LINE OF CREDIT

On October 17, 2014, the Company obtained a $1,000,000 line of credit agreement with First Merit Bank. Interest is payable at the one month LIBOR rate +3%. (3.16950% at December 31, 2014). Prior to this agreement, the Company had a $1,000,000 line of credit agreement with HomeTown Bank. Interest was payable at 4%. The line of credit with First Merit Bank is guaranteed by the members. The line of credit with HomeTown Bank was also guaranteed by the members. At December 31, 2014 and 2013, the Company had outstanding borrowings of $998,846 and $598,425, respectively, which is due on demand from the bank.

Interest expense for the years ended December 31, 2014 and 2013 related to all line of credit agreements was $6,000 and $15,000, respectively.

NOTE E - DEBT

On October 17, 2014, the Company signed a term loan in the amount of $651,288 with First Merit Bank. The principal is payable in 36 monthly installments of $19,011 including interest at 3.2% beginning in November 2014 through October 2017.

The Company had a term loan with HomeTown Bank in the original amount of $410,750 which was obtained in December 2013. The interest rate on this loan was 4.0% and required monthly payments of $10,507. This loan was paid in full during 2014 when the Company obtained new financing from First Merit Bank. The loan agreement includes various affirmative and financial covenants and the Company was in compliance with all as of December 31, 2013.

NOTE E - DEBT (CONTINUED)

The Company's aggregate annual maturities are as follows:

Year ended December 31,	
2015	$ 211,253
2016	218,176
2017	186,973
	616,402
Less current portion	211,253
	$ 405,149

Interest expense incurred on all term loans amounted to approximately $12,473 during the year ended December 31, 2014.

NOTE F - PROFIT-SHARING PLAN

The Company maintains a profit-sharing plan which allows eligible employees meeting minimum age and service requirements to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. However, total deferrals in any plan year may not exceed a dollar limit, which is determined by law. The Company makes a safe harbor nonelective and discretionary profit-sharing contribution to participants. During the year ended December 31, 2014, the Company made safe harbor and profit-sharing contributions of $215,009. During the year ended December 31, 2013, the Company made safe harbor and profit-sharing contributions of $206,078.

NOTE G - STOCKHOLDERS'/MEMBERS' DEFICIT

Stockholders'/members' deficit consisted of the following:

	December 31, 2014							
	FAN	FAN LLC	Fidelity Voice	Eliminations	Consolidated FAN	Telecom	Eliminations	Combined
Common stock, no par value, 850 shares authorized, 850 shares issued and outstanding	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Members' equity	-	-	-	-	-	90,525	-	90,525
Accumulated deficit	(1,305,803)	(1,027,506)	(354,278)	1,318,617	(1,368,970)	-	-	(1,368,970)
Total stockholders'/members' deficit	$ (1,305,803)	$ (1,027,506)	$ (354,278)	$ 1,318,617	$ (1,368,970)	$ 90,525	$ -	$ (1,278,445)

	December 31, 2013							
	FAN	FAN LLC	Fidelity Voice	Eliminations	Consolidated FAN	Telecom	Eliminations	Combined
Common stock, no par value, 850 shares authorized, 850 shares issued and outstanding	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Members' equity	-	-	-	-	-	34,682	-	34,682
Accumulated deficit	(1,063,501)	(915,486)	(276,980)	1,069,938	(1,186,029)	-	-	(1,186,029)
Total stockholders'/members' deficit	$ (1,063,501)	$ (915,486)	$ (276,980)	$ 1,069,938	$ (1,186,029)	$ 34,682	$ -	$ (1,151,347)

NOTE H - SUPPLEMENTAL CASH FLOWS INFORMATION

Interest paid for the years ended December 31, 2014 and 2013 was $124,739 and $114,133, respectively.

During 2014 and 2013, the Company acquired certain property and equipment through capital leases in the amount of $438,890 and $597,962, respectively.

NOTE I - COMMITMENTS AND CONTINGENCIES

[1] Contingencies:

The Company may be, from time to time, a party to various disputes and claims arising from normal business activities. The Company continually assesses litigation to determine if an unfavorable outcome would lead to a probable loss or reasonably possible loss which could be estimated. In accordance with the guidance of the Financial Accounting Standards Board (FASB) on accounting for contingencies, the Company accrues for all contingencies at the earliest date at which the Company deems it probable that a liability has been incurred and the amount of such liability can be reasonably estimated. If the estimate of a probable loss is a range and no amount within the range is more likely than another, the Company accrues the minimum of the range. In the cases where the Company believes that a reasonably possible loss exists, the Company discloses the facts and circumstances of the litigation, including an estimable range, if possible. Management does not expect the outcome of any such claims, legal actions or regulatory inquiries to have a material impact on the Company's liquidity, financial condition or results of operations.

[2] Leases:

The Company leases facilities for office space under noncancelable operating leases and has entered into capital lease arrangements to obtain property and equipment for its operations. In addition, the Company leases space from third party datacenter hosting facilities under colocation agreements to support its cloud infrastructure. As of December 31, 2014, noncancelable leases expire on various dates between 2018 and 2020 and require the following future minimum lease payments by year:

Year Ended December 31,	Capital Leases	Operating Leases
2015	$ 414,343	$ 222,709
2016	322,675	223,787
2017	175,757	227,076
2018	39,421	228,190
2019	5,329	170,015
Thereafter		130,081
Total future minimum lease payments	957,525	
Less: amount representing interest	(84,357)	$ 1,201,858
Total capital lease obligation	873,168	
Less: current portion of capital lease obligations	(361,548)	
Long-term portion of capital lease obligations	$ 511,620	

Rent expense for operating leases for the years ended December 31, 2014 and 2013 was $219,025 and $225,216, respectively.

NOTE J - SUBSEQUENT EVENTS

Management has considered events subsequent to December 31, 2014 through November 20, 2015, the date the combined financial statements were available to be issued, for recording or disclosure in the combined financial statements.

As described in Note A[1], on May 28, 2015, the Company signed a letter of intent whereby Fusion Telecommunications International, Inc. would acquire all of the outstanding capital stock or membership units of the Company. The transaction is expected to close by November 30, 2015.